Exhibit (H)(1)

BlackRock Municipal Target Term Trust

[—] Common Shares of Beneficial Interest

Par Value $0.001 Per Share

UNDERWRITING AGREEMENT

August [—], 2012

UNDERWRITING AGREEMENT

August [—], 2012

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Ameriprise Financial Services, Inc.

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

BlackRock Municipal Target Term Trust, an unincorporated statutory trust organized under the laws of the State of Delaware (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of [—] common shares of beneficial interest (the “Firm Shares”), par value $0.001 per share (the “Common Shares”), of the Fund. In addition, solely for the purpose of covering over-allotments, the Fund proposes to grant to the Underwriters the option to purchase from the Fund up to an additional [—] Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is defined below. UBS Securities LLC, [list other co-managers] (the “Managing Representatives”) will act as managing representatives for the Underwriters in connection with the issuance and sale of the Shares.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-176553 and 811-22603), including a prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each prospectus (including the statement of additional information incorporated therein by reference) included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus (including the statement of additional information incorporated therein by reference) filed with the Commission by the Fund with the consent of the Managing Representatives on behalf of the Underwriters, pursuant to Rule 497(a) under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

“Pricing Prospectus” means the Preliminary Prospectus, dated July 26, 2012, including the statement of additional information incorporated therein by reference.

“Pricing Information” means the information relating to (i) the number of Firm Shares offered, (ii) the number of Additional Shares offered, and (iii) the offering price of the Shares included on the cover page of the Prospectus.

“Disclosure Package” means the Pricing Prospectus taken together with the Pricing Information.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized in writing by or prepared by the Fund or authorized in writing by or prepared on behalf of the Fund by the Investment Advisor (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby that would, but for the Fund being an investment company registered under the Investment Company Act, and but for the Note to paragraph (d)(8) of Rule 433 under the Securities Act if the Fund were not an investment company registered under the Investment Company Act, constitute a “written communication” (as defined in Rule 405 under the Securities Act) (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be [—] p.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to by the Fund and the Managing Representatives on behalf of the Underwriters).

The Fund has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-35635) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

BlackRock Advisors, LLC, a limited liability company organized under the laws of Delaware (“BlackRock Advisors” or the “Investment Advisor”), will act as the Fund’s investment adviser pursuant to an Investment Management Agreement by and between the Fund and the Investment Advisor, dated as of August [—], 2012 (the “Investment Management Agreement”). BlackRock Investment Management, LLC, a limited liability company organized under the laws of Delaware (the “Sub-Advisor,” and together with the Investment Advisor, the “Advisors”), will act as the Fund’s investment sub-adviser pursuant to a Sub-Investment Advisory Agreement between the Investment Advisor and the Sub-Advisor dated as of August [—], 2012 (the “Sub-Advisory Agreement”). State Street Bank and Trust Company will act as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Custodian Agreement, dated as of September 21, 2001, effective with respect to the Fund as of July 2, 2012, 2012 (the “Custodian Agreement”). Computershare Trust Company, N.A. and Computershare Inc. will act as the Fund’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to the Transfer Agency Agreement, dated as of December 1, 2006, effective with respect to the Fund as of August 30, 2012 (the “Transfer Agency Agreement”). State Street Bank and Trust Company will act as the Fund’s administrator (the “Administrator”) pursuant to the Administration and Accounting Services Agreement dated December 29, 2000, effective with respect to the Fund as of July 25, 2012 (the “Administration and Accounting Services Agreement”). The Investment Advisor and UBS Securities LLC have entered into a Structuring Fee Agreement dated August [—], 2012 (the “UBS Structuring Fee Agreement”). The Investment Advisor has also entered into a Structuring Fee Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated dated August [—], 2012 (the “Merrill Lynch Structuring Fee Agreement”), a Structuring Fee Agreement with Citigroup Global Markets Inc. dated August [—], 2012 (the “Citigroup Structuring Fee Agreement”), a Structuring Fee Agreement with Morgan Stanley & Co. LLC dated August [—], 2012 (the “Morgan Stanley Structuring Fee Agreement”), a Structuring Fee Agreement with Wells Fargo Securities, LLC dated August [—], 2012 (the “Wells Fargo Structuring Fee Agreement”), a Structuring Fee Agreement with Ameriprise Financial Services, Inc. dated August [—], 2012 (the “Ameriprise Structuring Fee Agreement”) and a Structuring Fee Agreement with RBC Capital Markets, LLC dated August [—], 2012 (the “RBC Structuring Fee Agreement” and together with the UBS Structuring Fee Agreement, the Merrill Lynch Structuring Fee Agreement, the Citigroup Structuring Fee Agreement, the Morgan Stanley Structuring Fee Agreement, the Wells Fargo Structuring Fee Agreement and the Ameriprise Structuring Fee Agreement, the “Fee Agreements”).

The Fund and the Investment Advisor have entered into a Subscription Agreement dated as of July 12, 2012 (the “Subscription Agreement”). The Fund and the Investment Advisor have entered into a Name Licensing Agreement dated August [—], 2012 (the “Name Licensing Agreement”). In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Shares may have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Advisor, the Sub-Advisor and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $[ ] per Share (the “Purchase Price”). The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the Purchase Price less an amount per Share equal to any dividends or distributions declared by the Fund paid and payable on the Firm Shares, but not payable on the Additional Shares. This option may be exercised by the Managing Representatives on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be paid for and delivered (such date and time being herein referred to as the “Additional Shares Closing Time”); provided, however, that the Additional Shares Closing Time shall not be earlier than the Firm Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised and shall not be later than the tenth business day after the date of such notice. The number of Additional Shares to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased at the Additional Shares Closing Time as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment to eliminate fractional shares as the Managing Representatives may determine).

2.	Payment and Delivery. Payment of the Purchase Price for the Firm Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of such Firm Shares to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at a time mutually agreed upon by the parties on the third business day following the date of this Underwriting Agreement (unless another date shall be agreed to by the Fund and the Managing Representatives on behalf of the Underwriters). The date and time at which such payment and delivery are actually made is hereinafter sometimes called the “Firm Shares Closing Time.” Certificates, if any, for the Firm Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify in writing at least one full business day prior to the Firm Shares Closing Time. If the Firm Shares are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Firm Shares by the Representatives, the Fund agrees to make such certificates, if any, available to the Representatives for such purpose not later than noon (New York City time) on the business day prior to the Firm Shares Closing Time.

Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner and at the same office as the payment for the Firm Shares. Certificates, if any, for the Additional Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify in writing at least one full business day prior to the Additional Shares Closing Time. If the Additional Shares, if any, are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Additional Shares by the Representatives, the Fund agrees to make such certificates, if any, available to the Representatives for such purpose not later than noon (New York City time) on the business day prior to the Additional Shares Closing Time. The Firm Shares Closing Time and the Additional Shares Closing Time are sometimes referred to herein as the “Closing Times.”

The Managing Representatives acknowledge and agree that the determination as to whether to issue certificates for the Shares shall be at the sole discretion of the Fund.

3.	Representations and Warranties of the Fund, and the Advisors. Each of the Fund and the Advisors jointly and severally represent and warrant to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)	(i)(A) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued under the Securities Act, nor has there been any order of suspension or revocation of registration of the Fund under the Investment Company Act pursuant to the Investment Company Act, and no proceedings for any such purpose have been instituted or, to the knowledge of the Fund or the Advisors, threatened by the Commission; and (C) the Exchange Act Registration Statement is effective;

(ii)(A) The Registration Statement, as amended or supplemented, complied or will comply at the Effective Time, in all material respects with the requirements of the Securities Act and the Investment Company Act; (B) the Pricing Prospectus complied at the time it was filed with the Commission in all material respects with the requirements of the Securities Act and the Investment Company Act; (C) the Prospectus complied or will comply, as of its date, in all material respects with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (D) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the applicable requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(iii) (A) The Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Firm Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Firm Shares Closing Time did or will the Disclosure Package, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Material was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (D) at no time during the period that begins at the time each of the Road Show Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Road Show Materials, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (E) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Firm Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund, the Investment Advisor and the Sub-Advisor makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement, the Disclosure Package, the Prospectus, the Sales Material or the Road Show Materials in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through the Managing Representatives to the Fund expressly for use in the Registration Statement, the Disclosure Package, the Prospectus, the Sales Materials or the Road Show Materials as described in Section 9(f) hereof; and provided, further that if any event occurs during any of the periods referred to in clauses (B), (C), (D) or (E) of this Section 3(a)(iii) as a result of which it is necessary to amend or supplement the Prospectus, the Disclosure Package, the Road Show Materials or the Sales Materials, as applicable, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Disclosure Package, the Prospectus, the Sales Materials or the Road Show Materials, as applicable, is amended or supplemented in connection therewith in accordance with Section 5(d) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of this Section 3(a)(iii), to have been made contemporaneously with the occurrence of such event.

(b)

The Fund (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly qualified to transact business and is in good standing in each jurisdiction where its ownership of or leasing of property or in which the conduct of its business or other activity requires such qualification, except to the extent that such failure to be qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a material adverse change in the condition of the Fund (financial or otherwise), or its earnings, business affairs, business prospects, management, property, net assets or results of operations, whether or not arising in the ordinary course of business (a “Fund Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, and has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, necessary to carry on its business as described in the Pricing Prospectus and the Prospectus, except to the extent that the failure to have a License or Permit, or to make such filing, individually or in the aggregate would not reasonably be expected to have a Fund Material Adverse Effect; and (v) has no subsidiaries.

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The Common Shares conform in all material respects to the description of them in the Pricing Prospectus and the Prospectus. All the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as set forth in Section 3.8 of the Fund’s agreement and declaration of trust). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as set forth in Section 3.8 of the Fund’s agreement and declaration of trust). The certificates, if any, for the Shares will be in due and proper form. The issuance of the Shares has been done in compliance with all applicable federal and state securities laws. No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement (a “Final Amendment”), if not already filed, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund; the provisions of the Fund’s agreement and declaration of trust and bylaws comply with the requirements of the Investment Company Act.

(e)

The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Management Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Subscription Agreement, the Name Licensing Agreement and the Dividend Reinvestment Plan (collectively, the “Fund Agreements”) and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each

Fund Agreement complies in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws.

(f)	None of (i) the execution, delivery and performance by the Fund of the Fund Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the agreement and declaration of trust or bylaws of the Fund, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund’s properties, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the agreement and declaration of trust or bylaws of the Fund, except in the case of (B) or (C) above, where such conflict, breach, default, creation or violation individually or in the aggregate would not reasonably be expected to have a Fund Material Adverse Effect.

(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or, to the knowledge of the Fund or the Advisors, affected, except where such breach or default individually or in the aggregate would not reasonably be expected to have a Fund Material Adverse Effect.

(h)	There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, the Pricing Prospectus and the Prospectus, other than as described therein.

(i)	No person has any right to the registration of any securities of the Fund because of the filing of the registration statement with the Commission. No person has tag along rights or other similar rights to have any securities included in the transaction contemplated by this Underwriting Agreement.

(j)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Registration Statement, the Pricing Prospectus or the Prospectus, except such as have been obtained and such as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Underwriting Agreement) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, or may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or such as which failure to obtain would not reasonably be expected to have a Fund Material Adverse Effect.

(k)	No transaction has occurred between or among the Fund and any of its officers or directors, stockholders or affiliates or any affiliate or affiliates of any such officer or director or stockholder or affiliate that is required to be described in and is not described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(l)	Neither the Fund nor, to the knowledge of the Fund or the Advisors, any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds on behalf of the Fund, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus.

(m)	The Shares are duly authorized for listing on the NYSE, subject to official notice of issuance.

(n)	The engagement of Deloitte & Touche LLP to act as the Fund’s independent registered public accounting firm has been approved by a majority of the Fund’s trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act). Deloitte & Touche LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Investment Company Act, the Securities Act and the rules of the Public Company Accounting Oversight Board.

(o)	The statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the financial position of the Fund as of the date indicated and said statement was prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and complies in all material respects with all applicable accounting requirements under the Securities Act and the Investment Company Act.

(p)	Since the date as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no Fund Material Adverse Effect, (ii) the Fund has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business or incident to its organization; (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares (other than, in the event this representation and warranty is made after a Closing Time, ordinary and customary dividends declared and payable after that Closing Time); and (iv) the Fund has not incurred any long-term debt.

(q)	Except as otherwise set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding, affecting the Fund or to which the Fund is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the knowledge of the Fund or the Advisors, threatened against the Fund that could reasonably be expected to result in a Fund Material Adverse Effect.

(r)	There are no contracts, franchises or other documents that are of a character required by the Securities Act or the Investment Company Act to be described in, or that are required by the Securities Act or the Investment Company Act to be filed as exhibits to, the Registration Statement which are not described or filed as required by the Securities Act or the Investment Company Act.

(s)	Except for stabilization transactions conducted by the Underwriters, and except for the purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed, the Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(t)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and is eligible and intends to qualify as a regulated investment company under Subchapter M of the Code.

(u)	The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus or other materials permitted by the Securities Act or the Investment Company Act.

(v)	There are no Sales Materials other than the definitive client brochure, which was filed with the FINRA on July [ ], 2012.

(w)	No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement to any of them), no “trustee” of the Fund is (i) an “interested person” (as defined in the Investment Company Act) of the Fund or (ii) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule A hereto, provided, however, that the Fund and each of the Advisors may rely on the representations from such officers and trustees in respect of the representation made in this Section 3(w).

(x)	Except for any transfer taxes or other similar fees or charges paid by the Fund or the Advisors pursuant to Section 5(f) of this Underwriting Agreement, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Fund or sale by the Fund of the Shares.

(y)	The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(z)	Any statistical, demographic or market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials, if any, are based on or derived from sources that the Fund or the Advisors believe to be reliable and accurate, and all such data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived in all material respects.

(aa)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated by the Pricing Prospectus and Prospectus.

(bb)	The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) that the Fund or the Advisors consider reasonably necessary to carry on the business now operated by the Fund, provided that the Fund’s right to use the name “BlackRock” is limited as set forth in Section 16 of the Investment Management Agreement, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property, which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Fund Material Adverse Effect.

(cc)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Prospectus and the Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(dd)	The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s principal executive officer and its principal financial officer by others within the Fund, and such disclosure controls and procedures are effective as required by the Investment Company Act.

(ee)	The Fund and its officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), except where such non-compliance could not reasonably be expected to result in a Fund Material Adverse Effect.

(ff)	The Fund or any other person acting on behalf of the Fund including, without limitation, any trustee, officer, employee, or to the knowledge of the Fund or the Advisors, any affiliate or agent of the Fund, has not, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any other similar unlawful payment.

(gg)	The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(hh)	Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds received by the Fund from the sale of shares contemplated by this Underwriting Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)	All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

In addition, any certificate signed by any officer of the Fund or the Advisors and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund or the Advisors, as the case may be, as to matters covered thereby, to each Underwriter.

4.	Representations and Warranties of the Investment Advisor and the Sub-Advisor. Each of the Investment Advisor and the Sub-Advisor represents, severally, as to itself only, and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)	Such Advisor (i) has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly qualified to transact business and is in good standing in each jurisdiction where its ownership of or leasing of property or in which the conduct of its business or other activity requires such qualification, except to the extent that such failure to be licensed, qualified or in good standing individually or in the aggregate would not reasonably be expected to have a material adverse change in the condition of such Advisor (financial or otherwise), or its earnings, business affairs, business prospects, management, property or results of operations of such Advisor, whether or not arising in the ordinary course of business (an “Advisor Material Adverse Effect”); and (iv) owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, and has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, necessary to carry on its business as described in the Pricing Prospectus and the Prospectus, except to the extent that the failure to have a License or Permit, or to make such filing, individually or in the aggregate would not reasonably be expected to have an Advisor Material Adverse Effect.

(b)	Such Advisor is (i) duly registered with the Commission as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser for the Fund as contemplated by the Investment Management Agreement or the Sub-Advisory Agreement, as applicable, the Registration Statement, the Pricing Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of such Advisor, threatened by the Commission.

(c)	Such Advisor has full power and authority to enter into each of this Underwriting Agreement, the Investment Management Agreement and the Sub-Advisory Agreement, and in the case of the Investment Advisor, the Subscription Agreement and the Fee Agreements to which such Advisor is a party (collectively, the “Advisor Agreements”), and carry out all the terms and provisions hereof and thereof to be carried out by it; and (i) each respective Advisor Agreement to which such Advisor is a party has been or will be duly and validly authorized, executed and delivered by such Advisor, (ii) the respective Advisor Agreements to which such Advisor is a party comply in all material respects with the applicable provisions of the Investment Company Act or the Advisers Act and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Advisor Agreements to which such Advisor is a party constitutes a legal, valid and binding obligation of such Advisor enforceable in accordance with its terms, subject to the qualification that the enforceability of such Advisor’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws. The representations and warranties made by the Investment Advisor in this paragraph in regards to the Fee Agreements are made only as of the Closing Date and the Investment Adviser makes no representation or warranty as to the enforceability of the Fee Agreements against, or as to a conflict or breach of law or the need for any consent, approval or authorization owing to, or as result of or arising out of the legal or regulatory status of, any Underwriter party to such an agreement.

(d)

None of (i) the execution, delivery and performance by the Advisor of the Advisor Agreements to which such Advisor is a party, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement and (iii) the performance by such Advisor of its obligations under any of the Advisor Agreements to which such Advisor is a party or performance and consummation by such Advisor of the other transactions contemplated by the Advisor Agreements to which such Advisor is a party (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the limited liability company operating agreement, of such Advisor, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which such Advisor is a party or by which it may be bound or to which any of the property or assets of such Advisor is subject or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to such Advisor or having jurisdiction over such Advisor’s properties, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of such Advisor under the limited liability company operating agreement of such Advisor, except in the case of (B) or (C) above, where such conflict, breach, default, creation or violation individually or in the aggregate would not reasonably be expected to have an Advisor Material Adverse Effect.

(e)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, securities exchange or association, whether foreign or domestic, is required by such Advisor for the consummation by the Investment Advisor of the transactions to be performed by such Advisor or the performance by such Advisor of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Advisor Agreements, the Registration Statement, the Pricing Prospectus or the Prospectus, except such as have been obtained and such as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Underwriting Agreement) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, or may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or such as which failure to obtain would not reasonably be expected to have an Advisor Material Adverse Effect or a Fund Material Adverse Effect.

(f)	The description of such Advisor and its business and the statements attributed to such Advisor in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Investment Company Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Prospectus and the Prospectus in light of the circumstances under which they were made) not misleading.

(g)	Except as otherwise set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding, affecting such Advisor or to which such Advisor is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic now pending or, to the knowledge of such Advisor, threatened against such Advisor that (i) could reasonably be expected to result in an Advisor Material Adverse Effect or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus pursuant to Item 12 of Form N-2 and is not described as required pursuant to Item 12 of Form N-2.

(h)	Except for stabilization transactions conducted by the Underwriters, and except for the purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed, such Advisor has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(i)	In the event that the Fund or the Advisor makes available any promotional materials related to the Shares or the transactions contemplated by this Underwriting Agreement intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Advisor will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(j)	Such Advisor has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Advisor and its supervised persons.

(k)	Such Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(l)	Such Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Pricing Prospectus and the Prospectus.

(m)	Such Advisor or any other person acting on behalf of the Advisor including, without limitation, any trustee, officer, or employee of the Advisor or, to the knowledge of the Fund or the Advisors, any affiliate or agent of the Advisor, has not, directly or indirectly, while acting on behalf of the Advisor in connection with the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the FCPA; or (iv) made any other similar unlawful payment.

(n)	The operations of such Advisor and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Advisor with respect to the Money Laundering Laws is pending or, to the knowledge of such Advisor, threatened.

(o)	Neither such Advisor nor, to the knowledge of such Advisor, any member, director, trustee, officer, agent, employee or affiliate of such Advisor is currently subject to any U.S. sanctions administered by OFAC; and such Advisor will not directly or indirectly direct the proceeds received by the Fund from the sale of Shares contemplated by this Underwriting Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

In addition, any certificate signed by any officer of the Investment Advisor or the Sub-Advisor and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Advisor or the Sub-Advisor, as applicable, as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties.

(a)

If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a final amendment, if not previously filed, with the Commission, and will cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representatives when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Managing Representatives promptly and, if requested by the Managing Representatives, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time. In either case, the Fund will provide the Managing Representatives satisfactory evidence of the filing. Until the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed, the Fund will give the Managing Representatives notice of its intention to file any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the Effective Time or to the Prospectus, whether pursuant to the Securities Act or otherwise, and will furnish the Managing Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing and will not file any such document to which the Managing Representatives shall have objected to in writing within a reasonable time after receiving the copy.

(b)	For the period of one year from the date hereof, the Fund will advise the Managing Representatives promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Investment Advisor or the Sub-Advisor, which relates to the Fund and could materially affect the ability of the Investment Advisor or the Sub-Advisor, as applicable, to perform its respective obligations to the Fund under the Investment Management Agreement or the Sub-Advisory Agreement, as applicable, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, and (iii) of receipt by the Fund, or any representative or attorney of the Fund, or the Advisors, of any other communication from the Commission relating in any material way to the Fund (other than communications with respect to an offering of preferred shares of beneficial interest), the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement. The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

(c)	If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representatives, without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Managing Representatives may reasonably request during the time period referenced in the immediately preceding parenthetical.

(d)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Managing Representatives, the Underwriters and any dealers, at such office or offices as the Managing Representatives may designate, as many copies of the Prospectus as the Managing Representatives may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make any statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will, subject to Section 5(a), prepare, submit to the Managing Representatives, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representatives will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, such amendments or supplements to the Prospectus either so that any statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances existing at the time it is delivered to a purchaser, be misleading, or so that the Prospectus as so amended and supplemented will comply with the Securities Act and the Investment Company Act. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(e)	The Fund will make generally available to holders of the Fund’s securities, as soon as practicable, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(f)

If the transactions contemplated by this Underwriting Agreement are consummated, the Fund shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement (to the extent such expenses (other than sales load) do not, in the aggregate, exceed $[    ] per Share), including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of certificates or evidence of book-entry notation for the Shares, (iii) the registration or qualification of the Shares for offer and sale under the state securities or “blue sky” laws of any applicable jurisdictions, including the fees and disbursements, if any, of counsel for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of each Preliminary Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) the filing requirements of FINRA, in connection with its review of the underwriting arrangements and the Sales

Materials, including filing fees paid by counsel for the Underwriters in that connection, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Fund to the Underwriters, (vii) the listing of the Shares on the NYSE and (viii) the transfer agent for the Shares; provided that (i) the Fund, the Investment Advisor, the Sub-Advisor and each Underwriter shall pay its own costs and expenses relating to the attendance at any road show or other informational meeting relating to the Fund, (ii) each Underwriter shall pay the costs and expenses of any internal promotional or informational materials relating to the Fund, other than the Sales Materials, prepared by such Underwriter in connection with the offering of the Shares, (iii) the Underwriters shall pay the costs and expenses of any “tombstone” announcements relating to the offering of the Shares and (iv) except as expressly provided in this Section 5(f), the Underwriters shall pay their own costs and expenses, including fees and disbursements of their counsel. To the extent the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement exceed, in the aggregate, $0.05 per Share, the Investment Advisor or an affiliate will pay all such excess costs and expenses. The Fund, the Investment Advisor and the Sub-Advisor may otherwise agree among themselves as to the payment of the foregoing expenses, whether or not the transactions contemplated by this Underwriting Agreement are consummated, provided, however, that in no event shall the Underwriters be obligated to pay any expenses intended to be borne by the Fund or the Investment Advisor as provided above.

(g)	If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund, the Investment Advisor or the Sub-Advisor pursuant to any of the provisions hereof (otherwise than pursuant to Section 7 hereof) or (B) by the Managing Representatives or the Underwriters because of any inability, failure or refusal on the part of the Fund, the Investment Advisor or the Sub-Advisor to comply with any terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Investment Advisor, the Sub-Advisor or such Advisor’s affiliates and the Fund, jointly and severally, will reimburse the Underwriters for all accountable out-of-pocket expenses (including the fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares (provided, however, that the Fund, the Investment Advisor and the Sub-Advisor shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Advisor, the Sub-Advisor and the other Underwriters for damages occasioned by its default.

(h)	Without the prior written consent of the Managing Representatives, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the date of the Applicable Time, except for the Shares as described in the Prospectus.

(i)	The Fund will cause the Shares to be listed on the NYSE prior to the date the Shares are issued, subject only to official notice of the issuance thereof, and comply in all material respects with the rules and regulations of such exchange.

(j)	The Fund will direct the investment of the net proceeds of the offering of the Shares in accordance with the investment objectives and policies of the Fund as described in the Prospectus.

(k)	The Fund will use its reasonable efforts to maintain the Fund’s qualification as a regulated investment company under Subchapter M of the Code.

6.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, as of the Applicable Time and as of each of the Closing Times, of the representations of the Fund, the Investment Advisor and the Sub-Advisor in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund, the Investment Advisor or the Sub-Advisor or any of their respective officers in any certificate delivered to the Managing Representatives or their counsel pursuant to this Underwriting Agreement, to performance by the Fund, the Investment Advisor and the Sub-Advisor of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Managing Representatives on behalf of the Underwriters) of each of the following additional conditions:

(a)	The Registration Statement has become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representatives consent to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)	No stop order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Fund or the Advisors, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representatives.

(c)

Since the dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any change in the Common Shares or any adverse change in the liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus and (ii) there must not have been any adverse change in the condition (financial or otherwise), earnings, business affairs, business prospects, management, properties, net assets or results of operations, whether or not arising from transactions in the ordinary course of business, of the Fund, the Investment Advisor or the Sub-Advisor as set forth in or contemplated by the Pricing Prospectus or the Prospectus; if, in the sole judgment of the Managing Representatives, any such development referred to in clause (i) or (ii) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus.

(d)	The Managing Representatives must have received as of each Closing Time a certificate, dated such date, of the Chief Executive Officer, President, Managing Director or a Vice-President (or such other authorized officer as is acceptable to the Managing Representatives) and the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer (or such other authorized officer as is acceptable to the Managing Representatives) of each of the Fund and the Investment Advisor and the Sub-Advisor certifying (in their capacity as such officers) that (i) the representations of the Fund (with respect to the certificates from such officers of the Fund), the representations of the Investment Advisor (with respect to the certificates from such officers of the Investment Advisor) and the representations of the Sub-Advisor (with respect to the certificates from such officers of the Sub-Advisor) in this Underwriting Agreement are accurate on and as of the date of the certificate, (ii) there has not been a Fund Material Adverse Effect (with respect to the certificates from such officers of the Fund), an Advisor Material Adverse Effect (with respect to the certificates from such officers of each Advisor), which would adversely affect the ability of the Fund, the Investment Advisor or the Sub-Advisor, as the case may be, to fulfill its obligations under this Underwriting Agreement, the Investment Management Agreement (with respect to the certificates from such officers of the Investment Advisor) or the Sub-Advisory Agreement (with respect to the certificates from such officers of the Sub-Advisor), whether or not arising from transactions in the ordinary course of business, (iii) with respect to the certificates from such officers of the Fund only, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for any such purpose are pending before or, to the knowledge of the Fund, threatened by the Commission, and (iv) each of the Fund (with respect to the certificates from such officers of the Fund), the Investment Advisor (with respect to the certificates from such officers of the Investment Advisor) and the Sub-Advisor (with respect to the certificates from such officers of the Sub-Advisor) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Managing Representatives).

(e)	The Managing Representatives shall have received as of each Closing Time an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Fund, dated as of the date thereof to the effect set forth in Schedule B-1, Schedule B-2 and Schedule B-3 to this Underwriting Agreement.

(f)	The Managing Representatives shall have received as of each Closing Time (i) an opinion of internal counsel for the Investment Advisor, and (ii) an opinion of internal, counsel for the Sub-Advisor, each dated as of the date thereof to the effect respectively set forth in Schedule C-1 and Schedule C-2 to this Underwriting Agreement

(g)	The Managing Representatives must have received as of each Closing Time from Simpson Thacher & Bartlett LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus and this Underwriting Agreement in a form reasonably satisfactory in all respects to the Managing Representatives. The Fund and the Advisors must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(h)	The Managing Representatives must have received on the date this Underwriting Agreement is signed and delivered by you a signed report from Deloitte & Touche LLP, dated such date, and in form and substance satisfactory to the Managing Representatives containing statements and information of the type ordinarily included in accountants’ reports with respect to the financial information of the Fund contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Managing Representatives also must have received from Deloitte & Touche LLP a report, as of each Closing Time, dated as of the date thereof, in form and substance satisfactory to the Managing Representatives, to the effect that they reaffirm the statements made in the earlier report, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Managing Representatives by notifying the Fund at any time:

(a)

as of or before any Closing Time if, in the sole judgment of the Managing Representatives, payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE, NYSE Amex or the NASDAQ Stock Market shall have been suspended or materially limited or minimum or maximum prices shall have been fixed on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) if there has occurred (A) any material adverse change in the financial or securities markets in the United States or the international financial markets, (B) any material adverse change in the political, financial or economic conditions in the United States, (C) any outbreak of hostilities or escalation thereof or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international political, financial or economic conditions or (D) declaration by the United States of a national emergency or war or other calamity shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(b)	as of or before any Closing Time, if any of the conditions specified in Section 6 with respect to such Closing Time have not been fulfilled when and as required by this Underwriting Agreement, and the Managing Representatives shall have given the Fund and the Advisors notice thereof and a reasonable opportunity to fulfill such condition.

8.	Substitution of Underwriters. If one or more of the Underwriters fails or refuses (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Managing Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Managing Representatives deem advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Managing Representatives, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of such Closing Time, and

(a)	the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the non-defaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)	the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representatives to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representatives or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus) may be effected by the Managing Representatives and the Fund. If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, and none of the non-defaulting Underwriters or the Fund makes arrangements pursuant to this Section 8 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Fund, the Investment Advisor or the Sub-Advisor except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund, the Investment Advisor or the Sub-Advisor or to any non-defaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)

Each of the Fund, the Investment Advisor, and the Sub-Advisor, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, members, managers, officers, employees and agents, its affiliates (as defined in Rule 405 under the Securities Act) that have participated as a broker-dealer or selling agent in the offering contemplated by this Underwriting Agreement, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the cost of investigation reasonably incurred) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon an omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clauses (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or in such Preliminary Prospectus, Road Show Material,

Sales Material, Disclosure Package or Prospectus (as amended or supplemented) in reliance upon and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund expressly for use in such Registration Statement or in such Preliminary Prospectus, Road Show Material, Sales Material, Disclosure Package or Prospectus (as amended or supplemented), as set forth in Section 9(f) hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information in such Registration Statement or in such Preliminary Prospectus, Road Show Material, Sales Material, Disclosure Package or Prospectus or necessary to make such information (with respect to such Preliminary Prospectus, Road Show Material, Sales Material, Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund, the Investment Advisor or the Sub-Advisor pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund, the Investment Advisor or the Sub-Advisor, as the case may be, in writing of the institution of such Proceeding and the Fund, the Investment Advisor or the Sub-Advisor shall, upon request of such Underwriter or such person, assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses reasonably incurred; provided, however, that the omission to so notify the Fund, the Investment Advisor or the Sub-Advisor shall not relieve the Fund, the Investment Advisor or the Sub-Advisor from any liability which the Fund, the Investment Advisor or the Sub-Advisor may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Fund, the Investment Advisor or the Sub-Advisor, as the case may be, in connection with the defense of such Proceeding or the Fund, the Investment Advisor or the Sub-Advisor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding upon the request of such Underwriter or such person or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund, the Investment Advisor or the Sub-Advisor (in which case the Fund, the Investment Advisor or the Sub-Advisor shall not have the right to direct the defense of such Proceeding on behalf of such Underwriter or such person, but the Fund, the Investment Advisor or the Sub-Advisor may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Advisor or the Sub-Advisor as the case may be), in any of which events such fees and expenses reasonably incurred shall be borne by the Fund, the Investment

Advisor or the Sub-Advisor and paid as reasonably incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. It is understood that in no event shall the Fund, the Investment Advisor or the Sub-Advisor, as the case may be, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for such Underwriter or such person, treating all such Underwriters or such persons as a single group, in respect of any such Proceeding or series of related Proceedings in the same jurisdiction. Neither the Fund, the Investment Advisor nor the Sub-Advisor shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund, the Investment Advisor or the Sub-Advisor, the Fund, the Investment Advisor or the Sub-Advisor, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of the terms of such settlement and of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)

Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund, the Sub-Advisor and the Investment Advisor, and each of their respective shareholders, partners, managers, members, trustees, directors, officers, employees, agents and any person who controls the Fund, the Investment Advisor or the Sub-Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the cost of investigation reasonably incurred), which, jointly or severally, the Fund, the Investment Advisor the Sub-Advisor or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement, any Preliminary Prospectus, any Sales Material, any Road Show Material, the Disclosure Package or the Prospectus (as amended or supplemented) in reliance upon and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund expressly for use in such Registration Statement, or in such Preliminary Prospectus, Road Show Material, Sales Material, Disclosure Package or Prospectus (as amended or supplemented) as set forth in Section 9(f) hereof, or arises out of or is based upon an omission or alleged omission to state a material fact in connection with such information in the Registration Statement, any Preliminary Prospectus, any Sales Material, any Road Show Material, the Disclosure Package or the Prospectus (as amended or supplemented) or necessary to make such information (with respect to such Preliminary Prospectus, Sales Material, Road Show Material, the Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

If any Proceeding is brought against the Fund, the Investment Advisor, the Sub-Advisor or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Advisor, the Sub-Advisor or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall, upon request of the Fund, the Investment Advisor, the Sub-Advisor or such person, assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses of such counsel related to such Proceeding; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Advisor, the Sub-Advisor or any such person or otherwise. The Fund, the Investment Advisor, the Sub-Advisor or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Advisor, the Sub-Advisor or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding upon the request of the Fund, the Investment Advisor, the Sub-Advisor or such person or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the Fund, the Investment Advisor or the Sub-Advisor or such person, but such Underwriter may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such reasonable fees and expenses shall be borne by such Underwriter and paid as reasonably incurred in any one

Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. It is understood that in no event shall the Underwriter be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, the Investment Advisor or the Sub-Advisor or such person, treating all of the Fund, the Investment Advisor or the Sub-Advisor or such persons as a single group, in respect of any such Proceeding or series of related Proceedings in the same jurisdiction. No Underwriter shall be liable for any settlement of any Proceeding effected without its written consent but if settled with its written consent, agrees to indemnify and hold harmless the Fund, the Investment Advisor, the Sub-Advisor or any such person, as the case may be, from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of the terms of such settlement and of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)

If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Investment Advisor and the Sub-Advisor on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Investment Advisor and the Sub-Advisor on the one hand and of the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Investment Advisor and the Sub-Advisor on the one hand and the Underwriters on the other in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Fund, the Investment Advisor and the Sub-Advisor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund, the Investment Advisor or the Sub-Advisor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Advisor, the Sub-Advisor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments set forth opposite their respective names in Schedule A hereto and not joint.

(e)

The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, the directors, members, managers, officers, employees, agents and affiliates or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund, the Investment Advisor, the Sub-Advisor, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund, the Investment Advisor or the Sub-Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting

Agreement or the issuance and delivery of the Shares. The Fund, the Investment Advisor, the Sub-Advisor and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Advisor, against any of the Fund’s trustees, directors or officers, or any of the Investment Advisor’s or the Sub-Advisor’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund, the Investment Advisor and the Sub-Advisor each acknowledge that the statements in (i) the Prospectus with respect to the names of the Underwriters and number of Common Shares allocated for purchase by such Underwriters, the selling concessions and reallowances of selling concessions, the statements regarding the Underwriters’ intentions with respect to accounts over which they have been granted and exercise discretionary authority, the statements regarding stabilization, syndicate covering transactions, penalty bids and syndicate short selling, the statements regarding electronic delivery of prospectuses, all as described under the caption “Underwriting” in the Prospectus, and the statements set forth on the cover page of the Prospectus regarding the expected delivery of the Shares, and (ii) the Sales Material and Road Show Material with respect to the names of the Underwriters, constitute the only information furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund expressly for use with reference to such Underwriter in the Registration Statement, the Sales Material, the Road Show Material, the Disclosure Package or the Prospectus (as amended or supplemented). The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally expressly for use in the Registration Statement, the Sales Material, the Road Show Material, the Disclosure Package or the Prospectus (as amended or supplemented).

(g)	Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement in violation of Section 17(i) of the Investment Company Act, and this Section 9 shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.

No Fiduciary Relationship. The Fund and the Advisors hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Fund’s securities contemplated hereby. The Fund and the Advisors further acknowledge and agree that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Fund, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Fund’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Advisors, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Fund and the Advisors hereby confirm their understanding and agreement to that effect. The Fund, the Advisors and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Fund or the Advisors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Advisors. The Fund, the Advisors and the Underwriters agree that each Underwriter is acting solely as principal and is not the agent or fiduciary of the Fund or the Advisors and no Underwriter has assumed, and no Underwriter will assume, any advisory or fiduciary responsibility in favor of the Fund or the Advisors with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Fund or the Advisors on other matters); provided, that an Underwriter, in its capacity as an independent contractor, may provide advice to the Advisors as to the structure and organization of the Fund pursuant to a Fee Agreement. The Fund and Advisors acknowledge and agree that the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and each of the Fund and the Advisors have consulted its own respective legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate. The Fund and the Advisors hereby waive and release, to the fullest extent permitted by law, any claims that the Fund or the Advisors may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Fund or the Advisors in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

11.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan (fax: (212) 713-3371); and if to the Fund, the Investment Advisor or the Sub-Advisor, shall be sufficient in all respects if delivered or sent to the Fund, the Investment Advisor or the Sub-Advisor, at the offices of the Fund at 100 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Neal Andrews, at the offices of the Investment Advisor at 55 East 52nd Street, New York, New York 10055, Attention: Brendan Kyne, or at the offices of the Sub-Advisor at 55 East 52nd Street, New York, New York 10055, Attention: Brendan Kyne, as the case may be.

12.

Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement. This Underwriting Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Underwriting Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, the Advisers and the Underwriters with respect to the preparation of any preliminary prospectus, the Pricing Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

13.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Investment Advisor and the Sub-Advisor (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Underwriters, the Fund, the Investment Advisor and the Sub-Advisor agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Underwriters, the Fund, the Investment Advisor and the Sub-Advisor, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Underwriters, the Fund, the Investment Advisor or the Sub-Advisor, as the case may be, is or may be subject, by suit upon such judgment.

14.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund, the Investment Advisor and the Sub-Advisor and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors, officers, employees, agents and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

15.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund, the Investment Advisor and the Sub-Advisor and any successor or assign of any substantial portion of the Fund’s, the Investment Advisor’s, the Sub-Advisor’s or any of the Underwriters’ respective businesses and/or assets, as the case may be.

17.	Disclaimer of Liability of Trustees and Beneficiaries. A copy of the certificate of trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and properties of the Fund.

If the foregoing correctly sets forth the understanding among the Fund, the Investment Advisor, the Sub-Advisor and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Advisor, the Sub-Advisor and the Underwriters, severally.

Very truly yours,

BlackRock Municipal Target Term Trust

By:
Title:

BlackRock Advisors, LLC

By:
Title:

BlackRock Investment Management LLC

By:
Title:

Schedule A-1

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:
Title:

By:
Title:

Schedule A-2

SCHEDULE A

Underwriters	Number of Shares
UBS Securities LLC	[—	]
Merrill Lynch, Pierce, Fenner & Smith	[	]
Incorporated	[	]
Citigroup Global Markets Inc.	[	]
Morgan Stanley & Co. LLC	[	]
Wells Fargo Securities, LLC	[	]

Ameriprise Financial Services, Inc.	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]

Total	[	]

Schedule A-3

SCHEDULE B-1

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

TO BE DELIVERED PURSUANT TO SECTION 6(e)

Schedule B-1-1

SCHEDULE B-2

FORM OF 10b-5 OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

TO BE DELIVERED PURSUANT TO SECTION 6(e)

Schedule B-2-1

SCHEDULE B-3

FORM OF TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

TO BE DELIVERED PURSUANT TO SECTION 6(e)

Schedule B-3-1

SCHEDULE C-1

FORM OF OPINION OF INTERNAL COUNSEL FOR BLACKROCK ADVISORS, LLC

TO BE DELIVERED PURSUANT TO SECTION 6(f)

Schedule C-1-1

SCHEDULE C-2

FORM OF OPINION OF INTERNAL COUNSEL

FOR

BLACKROCK INVESTMENT MANAGEMENT, LLC

TO BE DELIVERED PURSUANT TO SECTION 6(f)

Schedule C-1